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                                                                    EXHIBIT 99.1


                                 PRESS RELEASE


[LOGO WELLS FARGO]

     H.D. Vest, Inc.                            Wells Fargo
Ogilvy PR Worldwide                     Media             Investor
Nyree Wright, Media Relations           Daphne Larkin     Bob Strickland
(212) 880-5348                          (415) 396-6020    (612) 667-7919

John Lovallo, Investor Relations
(212) 880-5350


                    WELLS FARGO AND H.D. VEST, INC. ANNOUNCE
               DEFINITIVE AGREEMENT FOR WELLS FARGO ACQUISITION


SAN FRANCISCO and IRVING, TEXAS, March 23, 2001 - Wells Fargo & Co. (NYSE:WFC) and H.D. Vest, Inc. (NASDAQ:HDVS) said today that they have signed a definitive agreement for Wells Fargo to acquire H.D. Vest, the nation's largest provider of financial services delivered through tax professionals. The acquisition, scheduled to be completed in the next three months, is believed to be the first of its kind in the banking industry.

Based in Irving, Texas, H.D. Vest provides comprehensive financial planning services through more than 6,000 tax and financial advisor independent contractors who manage over $16 billion in assets for some 1.8 million individuals, families and small businesses in all 50 states.
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In the acquisition, which requires approval from banking regulators and shareholders of H.D. Vest, Wells Fargo will pay $21.03 in cash per share of H.D. Vest common stock and for each option of H.D. Vest, an amount equal to the difference between $21.03 and the exercise price of the option. This translates into a total acquisition value of $127.5 million on a fully diluted basis.

"H.D. Vest has built an outstanding reputation for successfully providing clients with financial, tax, and estate planning services, including securities, insurance, money management, business advice, and other financial services through a nationwide network of independent tax professionals," said Dennis Mooradian, president of Wells Fargo Private Client Services. "As such, H.D. Vest will remain a separate business unit within Wells Fargo. H.D. Vest's network of tax professionals and the client relationships they manage will benefit from the broad array of Wells Fargo capabilities, including personal trust services, mortgages, and insurance."

"Partnering with Wells Fargo will benefit all of our shareholders," said Herb D. Vest, Chairman and CEO of H.D. Vest. "Our shareholders will realize the value we have built up over the years that has been largely unrecognized in the stock market. In addition to our existing products and services, our representatives will be able to offer consumers an expanded breadth of offerings and strategic product mix to their valued clients as they deem appropriate. As part of Wells Fargo, our staff employees will have greater career opportunities because Wells Fargo believes, as we do, that our unique business model has strong growth potential in a nationwide financial services company."
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H.D. Vest offers tax professionals three tools to improve the quality of the service and advice they offer customers: Personal Web Pages (PWP) for their clients, an online Advisor's desktop, and generic public web pages for the Advisor's firm. H.D. Vest also offers its tax professionals access to a wide selection of products and services through its investment advisor, broker/dealer, insurance and affiliated companies and offers many other products and services through various strategic alliances. H. D. Vest also offers tax professionals web conferencing, training in financial planning, practice development tools and multi-channel customer service support.

Wells Fargo's Private Client Services (PCS) group actively manages more than $133 billion in assets, including $60 billion for high net-worth investors. PCS financial consultants offer investment management, brokerage services, trust and private banking from PCS offices and from more than 3,000 Wells Fargo banking stores throughout 23 banking states, including the cities of Denver, Los Angeles, Minneapolis, Omaha, Des Moines, Palo Alto, Portland (Ore.), Sacramento, San Antonio, San Francisco, Scottsdale (Arizona), and Seattle.

Wells Fargo is a $272 billion diversified financial services company providing banking, insurance, investments, mortgage, and consumer finance services through more than 5,400 stores, the industry's #1 Internet bank (www.wellsfargo.com),
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and other distribution channels across North America and elsewhere internationally.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: the statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in development, deployment and market acceptance of products, services and technologies and other risks detailed from time to time in H.D. Vest's filings with the Securities and Exchange Commission.

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